EXHIBIT 99.1

Tuesday Morning Corporation Announces Fourth Quarter and Fiscal 2012 Sales

DALLAS, July 10, 2012 (GLOBE NEWSWIRE) -- Tuesday Morning Corporation (Nasdaq:TUES) today reported net sales for the fourth quarter ended June 30, 2012 were $196.4 million compared to $194.8 million for the quarter ended June 30, 2011, an increase of 0.8%. Comparable store sales for the quarter ended June 30, 2012 increased by 0.2% compared to the same period last year, which was comprised of a 2.7% decrease in traffic and a 2.9% increase in ticket. For the fiscal year ended June 30, 2012, net sales were $812.8 million compared to $821.1 million for fiscal 2011. Comparable store sales for the fiscal year ended June 30, 2012 decreased 3.1% compared to fiscal 2011.

Based upon the results of the fourth quarter, the Company currently expects a loss per share for the fourth quarter of fiscal 2012 to be in the range of $0.01 to $0.02. Loss per share for the quarter ended June 30, 2011 was $0.03.  For the fiscal year ended June 30, 2012, the Company expects diluted earnings per share to be in the range of $0.12 to $0.13 before costs associated with the departure of the CEO compared to $0.22 for fiscal 2011.

Michael Marchetti, President and Interim Chief Executive Officer, stated, "We were able to achieve an increase in total sales for the quarter and are well positioned with respect to inventory and cash as we transition into a new era."

Tuesday Morning Corporation's management will hold a conference call to review fourth quarter and fiscal 2012 financial results on August 20, 2012 at 4:00 p.m. Central Time.  The Company will release fourth quarter and fiscal 2012 results prior to the call. A real-time webcast of the call will be available in the Investor Relations section of Tuesday Morning Corporation's web site at http://www.tuesdaymorning.com, or you may dial into the conference at 1-877-312-5376 (no access code required). A replay of the webcast will also be accessible through the Company's website or by dialing (855) 859-2056, conference ID number 97627370, until August 22, 2012.

About Tuesday Morning

Tuesday Morning is a leading closeout retailer of upscale, decorative home accessories, housewares and famous-maker gifts in the United States. The Company opened its first store in 1974 and currently operates 852 stores in 43 states. Tuesday Morning is nationally known for bringing its more than 9.0 million loyal customers a unique treasure hunt of high-end, first quality, brand name merchandise...never seconds or irregulars...at prices well below those of department and specialty stores and catalogues.

This press release contains forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995, which are based on management's current expectations, estimates and projections. Forward-looking statements typically are identified by the use of terms such as "may," "will," "should," "expect," "anticipate," "believe," "estimate," "intend" and similar words, although some forward-looking statements are expressed differently. You should carefully consider statements that contain these words because they describe our expectations, plans, strategies and goals and our beliefs concerning future business conditions, our future results of operations, our future financial positions, and our business outlook or state other "forward-looking" information.

Reference is hereby made to "Item 1A. Risk Factors" of the Company's Annual Report on Form 10-K for the year ended June 30, 2011 for examples of risks, uncertainties and events that could cause our actual results to differ materially from the expectations expressed in our forward-looking statements. These risks, uncertainties and events also include, but are not limited to, the following: uncertainties regarding our ability to open stores in new and existing markets and operate these stores on a profitable basis; conditions affecting consumer spending and the impact, depth and duration of current economic conditions; inclement weather; changes in our merchandise mix; timing and type of sales events, promotional activities and other advertising; increased or new competition; loss or departure of one or more members of our senior management or experienced buying and management personnel; an increase in the cost or a disruption in the flow of our products; seasonal and quarterly fluctuations; fluctuations in our comparable store results; our ability to operate in highly competitive markets and to compete effectively; our ability to operate information systems and implement new technologies effectively; our ability to generate strong cash flows from our operations; our ability to anticipate and respond in a timely manner to changing consumer demands and preferences; and our ability to generate strong holiday season sales. The forward-looking statements made in this press release relate only to events as of the date on which the statements were made. Except as may be required by law, we undertake no obligations to update our forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

CONTACT: Stephanie Bowman
         Chief Financial Officer
         TUESDAY MORNING CORPORATION
         972-934-7251

         Farah Soi
         ICR, LLC
         203-682-8200